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NUMBER
SHARES
COMMON STOCK
[Logo]
COMMON STOCK
INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA
CUSIP  420123  10  1
SEE REVERSE FOR CERTAIN DEFINITIONS
THIS CERTIFIES THAT
is the record holder of
FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, NO PAR VALUE,
OF
HAWKER PACIFIC AEROSPACE
transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and Registrar.
WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated:
[DANIEL J. LUBECK]
SECRETARY
[Seal]
[SCOTT W. HARTMAN]
CHAIRMAN OF THE BOARD
COUNTERSIGNED AND REGISTERED:
U.S. STOCK TRANSFER CORPORATION
TRANSFER AGENT
AND REGISTRAR
BY
AUTHORIZED SIGNATURE

HAWKER PACIFIC AEROSPACE
A statement of the rights, preferences, privileges and restrictions granted to or imposed upon each class or series of shares authorized to be issued and upon the holders thereof may be obtained, upon request and without charge, from the principal executive office of the corporation.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with the right of survivorship and not as tenants in common
UNIF GIFT MIN ACT ___Custodian_____
(Cust)         (Minor)
under Uniform Gifts to Minors Act_________


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_____________________________
(State)
UNIF TRF MIN ACT ___Custodian (until age)_____
under Uniform Transfer to Minors Act
_____________________________
(State)
Additional abbreviations may also be used thought not in the above list.
For Value Received, ______hereby sell(s), assign(s), and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF
ASSIGNEE
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE(S) of shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint_______Attorney, to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated
The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever. Signature(s) Guaranteed
By
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKER, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.